                     Exhibit 99.2 - Joint Filer Information

Designated Filer:       LRP V Luxembourg Holdings S.a r.l.
Issuer & Ticker Symbol: Tesco Corporation (TESO)
Date of Event Requiring Statement: September 3, 2009

Joint Filers:

         1. Name:    Lime Rock Partners V, L.P.
            Address: c/o Lime Rock Management, L.P.
                     274 Riverside Avenue
                     Westport, CT 06680

         2. Name:    Lime Rock Partners GP V, L.P.
            Address: c/o Lime Rock Management, L.P.
                     274 Riverside Avenue
                     Westport, CT 06680

         3. Name:    LRP GP V, Inc.
            Address: c/o Lime Rock Management, L.P.
                     274 Riverside Avenue
                     Westport, CT 06680